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                                                                    Exhibit 23.1


                            APPLEBY SPURLING & KEMPE
                          Cedar House, 41 Cedar Avenue,
                                Hamilton, Bermuda




         Board of Directors
         Endurance Specialty Holdings Ltd.

         Dear Sirs

         Endurance Specialty Holdings Ltd. (the "Company") - Form S-1 Registration Statement

         We consent to the use in this Registration Statement of Endurance Specialty Holdings Ltd. of our name under the Sections "Risks Related to Ownership of Our Ordinary Shares - it may be difficult to enforce service of process and enforcement of judgements against us and our officers and directors", "Material Tax Considerations - Certain Bermuda Tax Considerations", "Legal Matters" and "Enforceability of Civil Liabilities under United States Federal Securities Laws and other Matters". In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations promulgated hereunder by the Securities Exchange Commission.


         APPLEBY SPURLING & KEMPE